                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                               SUFFOLK BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 SUFFOLK BANCORP
                              6 West Second Street
                            Riverhead, New York 11901


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                                                  March 17, 1997


To Shareholders of Suffolk Bancorp:

Notice is hereby given that the annual meeting of shareholders of Suffolk Bancorp, a New York corporation (the "Company"), will be held at the FOX HILL GOLF & COUNTRY CLUB, Oakleigh Avenue, Baiting Hollow, New York, on Tuesday, April 8, 1997 at 1:00 P.M. for the purpose of considering and voting upon the following matters:

 1. The election of four directors to hold office for a term of three years, such terms to extend until their successors have been duly elected and qualified.

 2. To approve a two-for-one stock split by amending the certificate of incorporation to change each authorized share of common stock, par value $5.00 per share, into two shares of common stock, par value $2.50 per share.

 3. The approval of the Board of Directors' selection of independent auditors for the year ending December 31, 1997.

 4. Any other business which may be properly brought before the meeting or any adjournment thereof.

                                            By Order of the Board of Directors


                                            DOUGLAS IAN SHAW
                                            Corporate Secretary






PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS QUICKLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE EXERCISE OF THE PROXY AT THE MEETING BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY.

                       THIS PAGE LEFT INTENTIONALLY BLANK

                                 SUFFOLK BANCORP
                              6 West Second Street
                            Riverhead, New York 11901

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  April 8, 1997

         This proxy statement is furnished in connection with the solicitation by the Board of Directors of Suffolk Bancorp, a New York corporation (the "Company"), of proxies to be voted at the annual meeting of shareholders to be held at 1:00 P.M. on Tuesday, April 8, 1997 at the Fox Hill Golf & Country Club, Oakleigh Avenue, Baiting Hollow, New York. This proxy statement and the form of proxy are first being sent to shareholders on March 17, 1997. Any shareholder executing a proxy which is solicited hereby has the power to revoke it. Revocation may be made effective by giving written notice to the Secretary of the Company at any time prior to the exercise of the proxy.

         Proxies will be solicited by mail. They also may be solicited by directors, officers, and regular employees of the Company, as well as those of The Suffolk County National Bank (the "Bank"), which is a wholly owned subsidiary of the Company, personally or by telephone or telegraph, but such persons will receive no additional compensation for such services. Proxies may also be solicited by Georgeson and Co., a proxy solicitation firm retained by the Company. Copies of proxy material will be furnished to brokerage houses, fiduciaries, and custodians to be forwarded to the beneficial owners of the Company's common stock. The Company will bear all costs of soliciting proxies.

         As of February 28, 1997, there were 3,242,900 shares of common stock, $5.00 par value, of the Company outstanding. Only holders of record of such stock at the close of business on February 28, 1997 are entitled to notice of and to vote at the annual meeting. Each shareholder of record on that date is entitled to one vote for each share held.

SHAREHOLDER PROPOSALS

         Shareholder proposals to be considered for inclusion in the proxy statement and considered at the annual meeting must be submitted on a timely basis. Proposals for the 1998 annual shareholders' meeting must be received by the Company at its principal executive offices no later than November 9, 1997. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.



ITEM 1. ELECTION OF DIRECTORS AND INFORMATION WITH RESPECT TO DIRECTORS AND OFFICERS (ITEM 1 ON PROXY CARD)

         The first item to be acted upon at the meeting of shareholders is the election of four directors to hold office for three years, and until their successors shall have been duly elected and qualified.

         The By-Laws of the Company provide that the total number of directors may be fixed by resolution of the Board of Directors. At present, the Board has fixed the number of directors at eleven. The By-Laws further provide that the directors shall be divided into three classes, as nearly equal as possible, with terms of office of each class expiring at the end of consecutive years.

         All proxies which are received by the Board of Directors conferring authority to so vote in the election of directors will be voted FOR the four nominees listed below. All proxies received will be voted in accordance with specific instructions contained therein. In the event any nominee declines or is unable to serve, it is intended that the proxies will be voted for a successor nominee designated by the Board of Directors. Each of the four nominees has consented to being named in this proxy statement and to serve if elected, and the Board of Directors knows of no reason to believe that any nominee will decline or be unable to serve, if elected. The other seven members of the Board of Directors, who are listed on the next page, are currently expected to continue to serve on the Board until their respective terms expire.

         The following information is provided with respect to the nominees for directors to be elected at this annual meeting of shareholders and the directors of the Company whose terms of office continue after this annual meeting of shareholders of the Company.

            NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE



                                                 Position                                                       Served As    Present
                                                 and Offices          Business Experience                       Director        Term
Name (1)                                   Age   With Company         During Past 5 Years(2)                    Since        Expires
------------------------------------------------------------------------------------------------------------------------------------

NOMINEES FOR A TERM OF THREE YEARS:

Hallock Luce 3rd                           75    Director             Director, Lupton & Luce, Inc.                1984         1997
                                                                      (general insurance)

Raymond A. Mazgulski                       73    Vice Chairman        Chairman, The Suffolk County                 1984         1997
                                                 and Director         National Bank

Peter Van de Wetering                      65    Director             President, Van de Wetering                   1985         1997
                                                                      Greenhouses (wholesale nursery)

John F. Hanley                             50    Executive Vice       Executive Vice President and Chief           1997         1997
                                                 President, Chief     Administrative Officer, The Suffolk
                                                 Administrative,      County National Bank.
                                                 Officer and
                                                 Director(5)

DIRECTORS CONTINUING IN OFFICE:

Edgar F. Goodale                           43    Director             President, Riverhead                         1989         1998
                                                                      Building Supply, Inc.

J. Douglas Stark                           64    Director             President, Stark Mobile Homes,               1984         1998
                                                                      Inc. (manufactured housing
                                                                      community)

Howard M. Finkelstein                      66    Director             Partner, Smith, Finkelstein,                 1984         1998
                                                                      Lundberg, Isler, and Yakaboski
                                                                      (attorneys and general counsel
                                                                      for the Bank)
                                                                      Director, Island Computer Corporation

John J. Raynor                             48    Director             President, John J. Raynor P.E. &             1994         1998
                                                                      L.S., P.C. (civil engineering/surveying)
                                                                      Director, Island Computer Corporation

Bruce Collins                              66    Director             Currently Retired, Former                    1994         1999
                                                                      Superintendent of Public Works
                                                                      Village of East Hampton, New York

Joseph A. Deerkoski                        62    Director             President, See Neefus, Inc.                  1987         1999
                                                                      (general insurance)

Edward J. Merz                             65    Chairman,            President and Chief Executive                1984         1999
                                                 President            Officer of The Suffolk County
                                                 Chief Executive      National Bank and Suffolk
                                                 Officer              Bancorp

                                             Shares of
                                          Common Stock
                                                 Owned
                                       Beneficially at         % of
                                            2/28/97 (4)        Class
--------------------------------------------------------------------


NOMINEES FOR A TERM OF THREE YEARS:

Hallock Luce 3rd                                47,507        1.46%


Raymond A. Mazgulski                             8,084        0.25%


Peter Van de Wetering                           20,060        0.62%


John F. Hanley                                   6,440        0.20%


DIRECTORS CONTINUING IN OFFICE:

Edgar F. Goodale                                 6,156        0.19%


J. Douglas Stark                                43,133        1.33%



Howard M. Finkelstein                           27,449        0.85%





John J. Raynor                                   4,229        0.13%



Bruce Collins                                    6,743        0.21%



Joseph A. Deerkoski                             17,832        0.55%


Edward J. Merz                                  18,427        0.57%


(1) All of the nominees and all of the directors continuing in office are also directors of the Bank. Of the nominees and directors continuing in office, only Edward J. Merz and John F. Hanley have been, within the Company's last fiscal year, executive officers of the Company.

(2) The business experience of each director during the past five years was that typical of a person engaged in the principal occupations for that period listed for each. Each of the directors has held the same or another executive position with the same employer during the past five years.

(3) Island Computer Corporation of New York, Inc. was a bank service corporation wholly owned by Suffolk Bancorp which supplied computer services to banks. Its Board of Directors consisted of directors of Suffolk Bancorp and officers of The Suffolk County National Bank. The operations of Island Computer were assumed by The Suffolk County National Bank during 1996.

(4) Included are the following shares in which directors disclaim beneficial ownership: Joseph A. Deerkoski 3,792 shares owned by Patricia B. Deerkoski, wife; Howard M. Finkelstein 5,681 shares owned by Deonne C. Finkelstein, wife; J. Douglas Stark 9,998 shares owned by Michelle Stark, daughter, and 9,986 shares owned by Tracy Stark, daughter.

(5) Mr. Hanley currently serves as President and Chief Executive Officer of Suffolk Bancorp's banking subsidiary, The Suffolk County National Bank.

         The primary business of the Company is the operation of The Suffolk County National Bank. The directors of the Company met fourteen times during the fiscal year ended December 31, 1996, and its Audit Committee met three times. The Board of The Suffolk County National Bank met thirteen times, and its Personnel Committee met four times in 1996. No director attended fewer than 75 percent of the meetings of the Board of the Company and its committees, or of the Bank and its committees.

         The Boards of the Company and the Bank have standing Audit and Personnel Committees composed as follows:

         The Audit Committee consists of Messrs. J. Douglas Stark, Hallock Luce 3rd, Joseph A. Deerkoski, Edgar F. Goodale, and John J. Raynor. This committee reviews the internal audit controls and procedures and the financial affairs of the Company and the Bank, and reports the results to the Board. Additionally, the committee reviews the certified examination prepared by the independent auditors who also provide certain tax preparation services.

         The Personnel Committee consists of Messrs. Hallock Luce 3rd, J. Douglas Stark, Joseph A. Deerkoski, and Howard M. Finkelstein. This committee, at least annually, reviews salaries, benefits and employment policies of the Company and the Bank and makes recommendations to the Board.

         The Company does not have a Nominating Committee.


COMPENSATION

REPORT OF THE PERSONNEL COMMITTEE

         The Company's Personnel Committee serves as its Compensation Committee. It consists of four non-employee Directors as well as the Chairman of the Board, President and Chief Executive Officer, Edward J. Merz. Members of the Bank's management staff attend Committee meetings regularly to furnish information regarding personnel policies and programs along with related costs. Management's presence on this Committee provides an integral component in the development and continuance of important benefit plans and appropriate compensation levels. Discussions held by the Committee with management in attendance insure that decisions affecting both shareholder return and Bank operations are made diligently. The Committee was established to review, at least annually, the salaries, benefits, and employment policies of the Bank and then make recommendations to the full Board.

COMPENSATION POLICY

         It is the Company's policy to compensate individuals at fair and competitive levels to encourage them to work to the benefit of our shareholders. It is to this end that the Company has established a program which links employees' remuneration to demonstrated and measurable performance goals. These goals are aligned with corporate philosophy and the annual business plan. The performance of an employee is reviewed individually. However, the individual's impact on overall corporate success is also weighed. Leadership, presence in community, and loyalty to the company are other factors. The Company continues to attract and maintain qualified staff. The Company, through the use of incentives, competitive salaries, and direct ownership, rewards these individuals for their on-going commitment to our shareholders. Management remains diligent in its pursuit of new and innovative ways to determine compensation.

COMPONENTS OF COMPENSATION

         The Committee examines annually three components of compensation: Base salary, Executive Incentive (Bonus), and Long Term Incentive. The Company uses base salary ranges for all employees, with the exception of the President and Executive Vice Presidents. The ranges have been determined by regional salary surveys, industry guides, and regional economic conditions. Comparisons to compensation at similar companies are made regularly. Information gained from membership in regional banking organizations also permit valuable comparisons. The Company also participates in comparison surveys conducted by independent consulting firms which provide additional information in return. The second component of executive compensation is the Executive Officer Incentive Program (Bonus). This program rewards key individuals who have successfully contributed to the Company's profitability during the business year. Over the years, different methodologies have been employed to determine these awards. Recent methods have included a strict formula of net earnings, pro-rata by base salary and ratings matrices based on individual performance and position. The Company is investigating alternatives and has retained an outside consulting firm. Long-term Incentives in the form of stock options have been used in prior years. The Committee acknowledges the value of using such incentives as they tie the executives' interest to the shareholders'. Executive compensation, in general, is to provide the incentive to increase the net worth of the Company, and ultimately shareholder wealth. The Committee will continue to consider this form of compensation for future discussions. It should also be noted that the Company has no long term contracts in effect for its Executive Officers other than such contracts as would become effective only if a change in control of the Company occurs.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         To assess the appropriate form and amount of compensation, the Committee evaluates the performance of the Company and the C.E.O.'s individual contribution to that performance. In evaluating the Company, the Committee considers return on stockholders' equity, return on assets, the quality and quantity of assets, operating efficiency, growth in earnings and earnings-per-share, and the market price of the Company's common stock. The C.E.O.'s individual performance is evaluated on the basis of the quality of oversight, and the development of strategy. The Company's operating results and market performance are compared quarterly to the commercial banking industry as a whole, all banking companies in the New York metropolitan area, all banking companies of similar size nationwide, and selected regional competitors. The C.E.O.'s compensation is compared annually to selected regional competitors operating in the state of New York. The Committee then makes an estimation in awarding base salary, cash bonus, and stock options.

CONCLUSION

         The Committee believes that the compensation awarded to the Company's senior executives is appropriate given the Company's performance and the performance of individual executives.
Submitted by:

Hallock Luce 3rd, Chairman of the Personnel Committee      J. Douglas Stark
Joseph A. Deerkoski                                        Howard M. Finkelstein

         The following table sets forth the cash compensation paid to the C.E.O and each of the four highest paid executive officers of the Company whose salary and bonus exceeded $100,000 as accrued for the fiscal year ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                    Long Term Compensation
                                                                                    ----------------------

                                   Annual Compensation                            Awards      Payouts
---------------------------------------------------------------------------------------------------------------------------------

(a)                             (b)          (c)         (d)            (e)          (f)          (g)          (h)            (i)
                                                                              Restricted                                All Other
                                                               Other Annual        Stock     Options/         LTIP        Compen-
Name and                                  Salary       Bonus   Compensation     Award(s)         SARs      Payouts        sations
Principal Position             Year          ($)         ($)            ($)          ($)          (#)          ($)          ($)(1)
---------------------------------------------------------------------------------------------------------------------------------
Edward J. Merz,                1996     $258,622           -         n/a             n/a         5000          n/a          1,803
President and                  1995      254,410      24,000         n/a             n/a          n/a          n/a          1,800
Chief Executive Officer        1994      247,000      30,000         n/a             n/a          n/a          n/a          1,847

John F. Hanley                 1996     $150,965           -         n/a             n/a         3700          n/a          1,785
Executive Vice President and   1995      113,492      12,000         n/a             n/a          n/a          n/a          1,506
Chief Administrative Officer   1994      108,501      15,000         n/a             n/a          n/a          n/a            988

Victor F. Bozuhoski, Jr.       1996     $142,083           -         n/a             n/a         1300          n/a          1,438
Executive Vice President,      1995      140,012      12,000         n/a             n/a          n/a          n/a          1,400
Treasurer, and                 1994      132,000      15,000         n/a             n/a          449          n/a          1,400
Chief Financial Officer

Ronald M. Krawczyk (2)         1996     $130,731           -         n/a             n/a         1300          n/a            568
Executive Vice President       1995      130,000      12,000         n/a             n/a          n/a          n/a            520
                               1994      130,000      11,250         n/a             n/a          n/a          n/a            260

Augustus C. Weaver             1996     $116,454           -         n/a             n/a         1300          n/a            675
Executive Vice President and   1995      118,831       9,600         n/a             n/a          n/a          n/a            n/a
Chief Information Officer      1994      113,619      15,000         n/a             n/a          n/a          n/a            n/a
---------------------------------------------------------------------------------------------------------------------------------

(1) Includes (a) above-market or preferential earnings on deferred compensation, and (b) company contributions to 401(K) plan.

(2) Mr. Krawczyk, while included in the compensation tables, has resigned as of March 17, 1997.


STOCK OPTION AND OTHER PLANS


         The Company has in effect two stock option plans for its employees and employees of its subsidiaries. The plans are an incentive stock option plan (the "Incentive Stock Option Plan") and a non-qualified stock option plan (the "Non-Qualified Plan"). Under the Plans, options to purchase up to 330,000 shares of Common Stock may be issued. As of February 28,

1997, options for 299,603 shares remain to be granted:. 13,900 options were granted in 1996, 12,600 to the persons named in the summary compensation table.

         Under the Plans, key employees are granted options to purchase Common Stock of the Company at a price equal to the fair market value of the shares on the date that the option is granted. Almost all of the Company's 372 employees could qualify as key employees. The Personnel Committee of the Board of Directors determines the optionee, the number of shares covered by the options, and the exercise price of options granted under the Plans. When granted, options expire after a time determined by the Personnel Committee, but in no event longer than ten years, or on termination of the employment of the optionee unless the termination resulted from death, disability, or retirement. In those events, the option expires in two years, one year, and three months after termination of employment, respectively. The exercise price may be paid either in cash or by delivery of shares of the Company's Common Stock, valued at the market price. Optionees may also be given stock appreciation rights in connection with the option. The Personnel Committee may, in its discretion, establish provisions for the exercise of stock options different from those described in this paragraph. Copies of the Plans are available upon shareholder request.


         During 1996, executive officers acquired no shares on exercise and no value was realized. At fiscal year-end 1996, there were 13,900 unexercised options or stock appreciation rights. However, there was no value at that time to unexercised in-the-money options or stock appreciation rights.




                               STOCK OPTION TABLE

-----------------------------------------------------------------------------------------------------------------------------------
                                  INDIVIDUAL              GRANTS                           Potential Realizable
---------------------------------------------------------------------------------------      Value At Assumed     Alternative To
                                                                                           Annual Rate Of Stock      (f) And (g):
                                                 Percent of                               Price Appreciation      Grant Date
                              Number of           Total                                         For Option Term          Value
                             Securities       Options/SAR's                                                              **
                             Underlying         Granted to    Exercise of                 ------------------------------------------
                            Options/SAR's       Employees      Base Price  Expiration                                 Grant Date
          Name               Granted (#)      in Fiscal Year    ($/Sh)        Date         5% ($)      10% ($)    Present Value $
           (a)                   (b)              (c)            (d)          (e)          (f)          (g)            (h)
-----------------------------------------------------------------------------------------------------------------------------------

Edward J. Merz                  5000              36%          $39.00      12/23/2006                                $65,500
                         ----------------------------------------------------------------------------------------------------------
John F. Hanley                  3700              25%          $39.00      12/23/2006                                $48,470
                         ----------------------------------------------------------------------------------------------------------
Victor F. Bozuhoski, Jr.        1300               9%          $39.00      12/23/2006                                $17,030
                         ----------------------------------------------------------------------------------------------------------
Ronald M. Krawczyk              1300               9%          $39.00      12/23/2006                                $17,030
                         ----------------------------------------------------------------------------------------------------------
Augustus C. Weaver              1300               9%          $39.00      12/23/2006                                $17,030
-----------------------------------------------------------------------------------------------------------------------------------

**The weighted-average, fair value of the options granted during 1996 was $13.10. The fair value of each option was estimated on the date granted using the Black-Scholes option pricing model. The following weighted average assumptions were used for grants in 1996: risk-free interest rate of 6.3%; expected dividend yield of 3.5%; expected life of ten years; and expected volatility of 32.2%.


COMPENSATION PURSUANT TO PLANS

         The Company has a defined-benefit pension plan. It is the only form of contingent remuneration. It is non-contributory and is applicable to all officers and employees after one year of service and attainment of age 21. Annual Retirement Allowance is equal to 1 3/4 percent of Average Compensation times Creditable Service up to 35 years, plus 1 1/4 percent of Average Compensation times Creditable Service in excess of 35 years (up to 5 such years), less .49% of the Final Three Year Average Compensation (limited to Covered Compensation) times Creditable Service up to 35 years. "Average Compensation" is the average of compensation during the five consecutive years of employment affording the highest such average. "Covered Compensation" is the average of the Social Security taxable wage base for the 35 years ending with the year an individual attains Social Security Retirement Age. Vesting is 100% after five years of service from employment. The total pension plan expense for all officers and employees for 1996 was $356,000.

         In addition to the pension plan, the Company adopted a supplemental deferred compensation retirement benefit for Mr. Merz by establishing a trust which was funded by the transfer and surrender of a life insurance policy covering his life having a value of $91,811, and by three payments of $20,000 each in 1994, 1995 and 1996, which sums will purchase a variable retirement annuity.

         The following table presents the estimated retirement benefits payable under the Plan based on selected compensation amounts and years of service, after deducting Covered Compensation. Only those directors who are also executive officers of the Company participate in the plan.

                 APPROXIMATE ANNUAL RETIREMENT BENEFITS BASED ON
           AVERAGE ANNUAL EARNINGS FOR HIGHEST FIVE CONSECUTIVE YEARS

                                                   Years of Creditable Service
  Annual Average                    -----------------------------------------------------------
  Compensation                        15                        25                         35
                                    -----------------------------------------------------------
          $50,000                   11,098                    18,497                     25,896
          100,000                   24,223                    40,372                     56,521
          150,000                   37,348                    62,247                     87,146
          200,000                   37,348                    62,247                     87,146
          250,000                   37,348                    62,247                     87,146
          300,000                   37,348                    62,247                     87,146



         The single plan maximum benefit limit under Internal Revenue Code
Section 415 as of January 1, 1996, $120,000 (117,073 under the Normal Form of Payment for a Single Participant), is reflected in the benefits. The maximum annual compensation allowed under a qualified plan, $150,000 for 1996, is also reflected in the calculations.

Name of Officer                     Capacities In Which Served                                           Years of Creditable Service
------------------------------------------------------------------------------------------------------------------------------------



Edward J. Merz                      President & Chief Executive Officer                                                    20

John F. Hanley                      Executive Vice President & Chief Administrative Officer                                24

Victor F. Bozuhoski, Jr.            Executive Vice President, Treasurer, & Chief Financial Officer                         30

Ronald M. Krawczyk                  Executive Vice President                                                               13

Augustus C. Weaver                  Executive Vice President & Chief Information Officer                                    9
------------------------------------------------------------------------------------------------------------------------------------


         Directors and executive officers of the Company and the Bank, who as a group total 16, beneficially own 229,500 shares of common stock which is 7.08 percent of the outstanding shares of common stock of the Company as of February 28, 1997.




                    BENEFICIAL INTEREST OF EXECUTIVE OFFICERS

                                                                  # of Beneficially         % of Total Shares
Name                              Position Held                       Owned Shares               Outstanding
-------------------------------------------------------------------------------------------------------------


Edward J. Merz                    President, CEO and                      18,427                     0.57%
                                  Director

John F. Hanley                    Executive Vice President & CAO           6,440                      0.20%

Victor F. Bozuhoski, Jr.          Executive Vice President,                5,677                      0.18%
                                  Treasurer and CFO

Ronald M. Krawczyk                Executive Vice President                10,374                      0.32%

Augustus C. Weaver                Executive Vice President & CIO           2,156                      0.07%
-------------------------------------------------------------------------------------------------------------

EMPLOYMENT CONTRACTS

         The Company has entered into agreements with thirteen employees, including Messrs. Merz, Hanley, Bozuhoski, Krawczyk, and Weaver. These agreements provide for certain benefits in the event of an involuntary termination of the employee within three years of a "change in control" of the Company or a voluntary termination by the employee within three years of a "change of control" if there has been a material change in the employee's salary, function, duties or responsibilities which causes the employee's position to be of less dignity, responsibility, importance, or scope than it was immediately prior to the "change of control," or if there is a significant change in geographic location of the employee's place of employment. Under the agreements, a "change of control" occurs if (i) any individual, entity or group acquires 25 percent or more of the Company's common stock or the outstanding voting securities of the Company; (ii) the existing directors of the Company and directors approved in the future by a majority of the existing directors and their approved successors ("Incumbent Directors") cease to comprise a majority of the directors of the Company; (iii) a reorganization, merger, or consolidation of the Company or sale or other disposition of all the Company's assets is consummated; or (iv) the shareholders of the Company approve its liquidation or dissolution. An acquisition by a corporation otherwise described in (i) above and the events described in (iii) above do not comprise a "change of control" when or if (a) the holders of 60 percent of the Company's common stock and voting securities own substantially the same proportion of common stock and voting securities of the corporation resulting from such event; (b) no person, entity, or group owns 25 percent or more of the common stock or voting securities of the resulting corporation except to the extent that such ownership existed prior to the event; and (c) a majority of the directors of the Board of the resulting corporation are currently Incumbent Directors or are Incumbent Directors at the time of action by the Board approving such event. After an "event of termination," pursuant to the agreement, an employee shall be entitled to a monthly payment in the amount of his or her monthly rate of salary immediately prior to such "event of termination" plus 1/12th of all bonuses paid to the employee in the 12 preceding months. In addition, the employee shall be entitled to receive the Company's health benefits during the benefit period. Such payments and benefits shall continue for up to 36 months. These payments and benefits will be reduced by the amount of salary and benefits the employee receives from other employment during the benefit period. The agreements are effective for any "change of control" taking place prior to January 1, 2000.

DIRECTORS' COMPENSATION

         With the exception of directors' fees described below, directors of the Company are not compensated in any way for their services. All directors of the Bank receive an annual fee of $16,000 for their services. All directors of the Bank, except Messrs. Mazgulski and Merz, also receive $800 per meeting of the Finance Committee and $650 per meeting of any other committee of which each may be a member.

         The Company maintains a Directors' Deferred Compensation Plan, under which a director may defer receipt of 50% or 100% of all fees earned by him as a director of the Bank for five years or ten years or until retirement or age 70. During the deferral period, amounts deferred earned interest at 2% over the Bank's money market rate.

         Upon the merger of Hamptons Bancshares, Inc. into Suffolk Bancorp, the Company assumed the retirement plan for the directors of Hamptons Bancshares, Inc., which had been established in 1988, and covered ten directors who had served for at least seven consecutive years including Messrs. Collins and Raynor. These directors, upon attaining age 70, will receive a benefit of $833 per month payable for 120 months, and for which the Company contributes the sum of $8,000 per month.

TRANSACTIONS WITH DIRECTORS, EXECUTIVE OFFICERS AND ASSOCIATES

         Some of the nominees, directors continuing in office, and executive officers of the Company, as well as members of their immediate families and the corporations, organizations, trusts, and other entities with which they are associated, are also customers of the Bank in the ordinary course of business, or are indebted to the Bank in respect to loans of $60,000 or more, and it is anticipated that such persons and their associates will continue to be customers of and indebted to the Bank in the future. All such loans, however, were made in the ordinary course of business, did not involve more than normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with unaffiliated persons. At present, none of these loans to nominees, directors, executive officers, or their associates is non-performing.

         Outside of normal customer relationships, none of the directors or officers of the Company or their associates currently maintains or has maintained within the past 12 months any significant business or personal relationship with the Company or the Bank other than such as arises by virtue of position or ownership interest in the Company or the Bank except for the following: The law firm of Smith, Finkelstein, Lundberg, Isler & Yakaboski, of which Director Finkelstein is a partner, has been employed by the Bank during the past fiscal year as general counsel and was paid $115,608 for this and litigation. It is anticipated that the Bank will employ this law firm on a similar basis in the future. The insurance firm of See Neefus, Inc., in which Director Deerkoski has an equity interest, was paid $210,584 for insurance premiums on various commercial and liability policies.

PRINCIPAL SHAREHOLDERS OF THE COMPANY

         To the knowledge of the Company, the table below presents the total number of shares and percent beneficially owned by shareholders who own more than five percent of the Company's common stock as of February 28, 1997:

                            NAME AND ADDRESS                        AMOUNT AND NATURE              PERCENT
TITLE OF CLASS             OF BENEFICIAL OWNER                   OF BENEFICIAL OWNERSHIP          OF CLASS
--------------             -------------------                   -----------------------          --------


Common Stock               Tweedy Browne Company L.P.             224,101 (Direct)                    6.91
                           52 Vanderbilt Avenue
                           New York, New York  10017






The following table compares the total return to shareholders of Suffolk Bancorp with a group of 164 national commercial banks, and the NASDAQ Composite Index, both of which Suffolk Bancorp is a part.

                                  [LINE GRAPH]

December 31,                    1991          1992         1993          1994         1995          1996
--------------------------------------------------------------------------------------------------------


Suffolk Bancorp                 100          228.68      271.55         316.19       431.28       496.02
Industry Index                  100          138.87      154.71         152.19       241.80       339.64
Broad Market                    100          100.98      121.13         127.17       164.96       204.98



                    ASSUMES $100 INVESTED ON JANUARY 1, 1992
                           ASSUMES DIVIDEND REINVESTED
                      FISCAL YEAR ENDING DECEMBER 31, 1996

ITEM 2. DIRECTORS' PROPOSAL TO AUTHORIZE INCREASE IN NUMBER OF SHARES (ITEM 2 ON PROXY CARD)

         The Board of Directors recommends the approval of a proposal to reclassify each share of the Company's common stock, par value $5.00, to two shares, par value $2.50, and to amend the Company's Certificate of Incorporation to effect a two-for-one stock split, by changing 7,500,000 shares, $5.00 par value, of Common Stock presently into 15,000,000 shares, $2.50 par value. Accordingly, it is proposed to amend the first paragraph of Article Fifth of the Company's Certificate of Incorporation to read as follows:

            "Article Fifth: The aggregate number of shares which this
       corporation shall have authority to issue is 15,000,000 shares, par value $2.50 each, which shall be known as 'common stock.'"

         If the proposed amendment is adopted, the Company plans to file a Certificate of Amendment of the Certificate of Incorporation to be effective no later than May 1, 1997. Each share of Common Stock, $5.00 par value, held of record as of the close of business on the effective date will be changed into two shares of Common Stock, $2.50 par value. Outstanding certificates representing shares of Common Stock, $5.00 par value, will thereafter represent the same number of shares of Common Stock, $2.50 par value, and new certificates representing the additional shares of capital stock, $2.50 par value, will be mailed to shareholders entitled thereto as soon as practicable thereafter. Currently outstanding shares of Common Stock should be retained by the holders and should NOT be forwarded to the Company or the Transfer Agent.

         The proposed stock split will increase the number and change the par value of the outstanding shares, but will not affect the relative rights of shareholders.

         The Board of Directors believes that a two-for-one stock split is in the best interests of shareholders because it will place the market price of the Common Stock in a range more attractive to individual investors and should broaden public interest in such stock.

         As off February 28, 1997, of the 7,500,000 authorized shares of Common Stock, a total of 3,242,900 shares were outstanding, 562,310 were held in the Company's treasury and 299,603 were reserved for issuance for stock options. The additional shares to be authorized for issuance, apart from the stock split, would be available for other corporate purposes but no specific transaction is now contemplated which would result in the issuance of additional shares.

         In the opinion of counsel for the Company, the adoption of the proposed amendment and the issuance of the additional shares in connection with the stock split will result in no gain or loss or any other form of taxable income for United States federal income tax purposes. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares in connection with the stock split, and shareholders subject to those laws are urged to consult their tax advisors.

         The affirmative vote of the holders of a seventy percent of the outstanding shares of Common Stock authorized to vote thereon is required for adoption of the proposed amendment.

         YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO ADOPT A TWO-FOR-ONE STOCK SPLIT BY AMENDING THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK AND TO DECREASE THE PAR VALUE PER SHARE OF SUCH STOCK.




ITEM 3.           APPROVAL OF INDEPENDENT AUDITORS
                  (ITEM 3 ON PROXY CARD)

         The Board of Directors has selected Arthur Andersen, LLP, independent auditors, to audit the financial statement of the Company for the fiscal year ending December 31, 1997, and recommends that shareholders vote for ratification of the appointment. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Board feels that the change would be in the best interests of the Company and its shareholders. In the event shareholders vote against ratification, the Board will reconsider its selection.

         Representatives of Arthur Andersen, LLP are expected to be present at the annual meeting of the shareholders. They will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote is required for approval of the Board of Directors' selection of independent auditors for the year ending December 31, 1997. The Board of Directors recommends a vote FOR this proposal, which is Item 3 on the proxy card.

FILING OF S.E.C. REPORTS

         Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors, and persons who beneficially own more than 10 percent of the stock of the Company to file initial reports of ownership and reports of changes in ownership. Such persons are also required by S.E.C. regulations to furnish the Company with copies of these reports. Based solely on a review of the copies of such reports furnished to the Company, the Company believes that during 1996 its executive officers, directors, and greater than 10 percent beneficial owners complied with all applicable section 16(a) filing requirements.

OTHER MATTERS

         The Board of Directors of the Company is not aware of any other matters that may come before the meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the meeting.

Date: March 17, 1997

                                       By Order of the Board of Directors

                                       DOUGLAS IAN SHAW
                                       Corporate Secretary

                                 SUFFOLK BANCORP
          PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS - APRIL 8, 1997 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


   The undersigned hereby appoint(s) HAROLD E. BURNS, Jr. And LEO STERNLICHT as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the matters shown on the reverse side in the manner directed, and upon any other matter which may properly come before the meeting, all the shares of common stock of Suffolk Bancorp held on record by the undersigned on February 28, 1997 at the annual meeting of shareholders to be held on April 8, 1997, or any adjournment thereof. The undersigned hereby revokes any proxy previously given.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

A              Please mark your votes as in this example.


                     FOR      WITHHOLD

                                                Nominees: Hallock Luce 3rd
1 The election of                                         Raymond A. Mazgulski
   four directors to                                      Peter Van de Wetering
   hold office for a                                      John F. Hanley
   term of three years. Such terms to extend until their successors have been duly elected and qualified.

(INSTRUCTION: To withhold authority to vote
 for any individual nominee, write such name or names
In the space provided below:
_______________________________________________________


                                                   FOR       AGAINST     ABSTAIN

2. To approve a two-for-one stock split by amending the certificate of incorporation to change each authorized share of common stock, par value $5.00 per share, into two shares of common stock, par value $2.50 per share.

3. The approval of the Board of Directors selection of independent auditors for the year ending December 31, 1997.

4. Any other business which may be properly brought before the meeting or any adjournment thereof.

        PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS QUICKLY AS AS POSSIBLE WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE EXERCISE OF THE PROXY AT THE MEETING BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY.

SIGNATURE__________________________________DATE ________________,1997

SIGNATURE__________________________________DATE ________________, 1997
         (SIGNATURE IF HELD JOINTLY)

NOTE: (Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee guardian or in any other representative capacity, give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)